                                                                  EXHIBIT 10.21


                                     LEASE

        Lease made this 21 day of March, 1995 by and between NAGOG
DEVELOPMENT COMPANY, a Massachusetts limited partnership hereinafter referred to as "Landlord", which expression shall include its successors and assigns where the context so admits of the one part, and ViaSat, Inc., a California corporation with a principal place of business at 2290 Cosmos Court, Carlsbad, California, 92009, hereinafter referred to as "Tenant", which expression shall include its successors and assigns where the context so admits of the other part.

                                   WITNESSETH

        1. PREMISES. Landlord hereby leases and demises to the Tenant and the Tenant does hereby hire and take from the Landlord those premises consisting of 2,240 square feet of leasable area, more or less, on the third floor of the building at 125 Nagog Park, Acton, Massachusetts, 01720, shown outlined in red on a sketch attached hereto and marked Exhibit A, together with all rights and appurtenances thereto belonging, herein "Demised Premises". This lease is made subject to all rights, easements, restrictions and agreements of record, if any, insofar as now in force and applicable, and local zoning and building laws.

        Tenant shall have the right to use in common with Landlord and others lawfully entitled thereto, the lobby, rest rooms, loading areas, stairways, sidewalks, parking areas and access ways to the building, herein referred to as "Common Areas". Included within Tenant's rights to use the Common Areas shall be its right to use its pro rata share of parking spaces. Landlord reserves the right to assign particular spaces in the parking areas to particular tenants. However, should Tenant's ability to part per the allocated spaces be impacted, then Landlord shall assign to Tenant no less than eight (8) spaces as reserved for its exclusive use.

        2. TERM. To have and to hold the Demised Premises for a term of three years. Said term shall commence on substantial completion of the tenant improvements listed on Exhibit B attached hereto or on April 3, 1995, whichever last occurs, and shall terminate three years thereafter.

        3. RENT. Yielding and paying therefor as rent $13.50 per annum per square foot of rentable area ("Base Rent"). Included in this Base Rent are Base Real Estate Taxes, Base Common Area Maintenance, and Base Utility charges as described below. For the Demised Premises consisting of 2,240 square feet of leasable area, the Base Rent shall be Thirty Thousand, Two Hundred and Forty and 00/100 ($30,240.00) Dollars per annum payable in equal monthly installments of Two Thousand, Five Hundred and Twenty and 00/100 ($2,520.00) Dollars due in each case on the first day of each month in advance, the first such payment to be made herewith. If the said term commences or terminates on a day other than the first day of any month, said rent shall be equitably apportioned.

        The Landlord may collect a "late charge" not to exceed three percent (3%) of any installment unpaid for ten (10) days after the due date. This right is in addition to and not in lieu of any other remedies the Landlord may have by law or as provided in this Lease.

        4. TAXES AND COMMON AREA CHARGES. Included in the Base Rent are Base Real Taxes of $1.00 per annum per square foot and Base Common Area Maintenance charges of $0.85 per annum per square foot.

        Tenant agrees to pay as additional rent its pro rata share of any and all increases over the Base Real Estate Taxes of such taxes, including any charges hereafter levied in lieu of, in substitution for or in addition to such real estate taxes as now constituted and all assessments, including betterments, levied or assessed against the property of which the Demised Premises are a part. Said tax payments shall be equitably apportioned for any portion of a year at the beginning or end of the term hereof. The same shall be additional rent. Tenant shall make equal monthly payments on account of such taxes to be held by Landlord equal to one-twelfth of the taxes imposed upon the property of which the Demised Premises are a part for the prior tax year. Upon determination of the actual taxes, Tenant shall within ten (10) days after presentation of a bill therefor from Landlord pay its pro rata share of any excess required and conversely if Tenant shall have paid on account in monthly installments more than its share such excess shall be credited against tax payments then or thereafter accruing.

        Tenant shall pay as additional rent its pro rata share of increases in any and all reasonable charges incurred by the Landlord over the Base Common Area Maintenance cost in connection with the Common Areas, including, but without limitation, maintenance and repairs, landscaping, snow removal and plowing, cleaning, lighting and rubbish removal to which shall be added fifteen percent (15%) for Landlord's supervision, record keeping and related overhead. Tenant shall pay all common area maintenance costs solely attributable to it. Tenant shall make equal monthly payments on account of Common Area charges based upon Landlord's good faith estimate of such amount and at the expiration of each calendar year during the term hereof Landlord shall advise Tenant of the actual Common Area Maintenance costs. Upon determination of the actual costs, Tenant shall within ten (10) days after presentation of a bill therefor from Landlord pay its pro rata share of any excess required and conversely if Tenant shall have paid on account in monthly installments more than its share such excess shall be credited against rent payments then or thereafter accruing.

        Tenant's pro rata share for all purposes during the term of this Lease, calculated as the ratio of the leasable area of the Demised Premises to the gross leasable area of the entire building, will be three percent (3%).

        5. RULES AND REGULATIONS. The Tenant shall, at its own cost and expense, promptly comply with all laws, ordinances, orders, regulations and rules of any duly constituted governmental authority and/or Board of Fire Underwriters or similar organization having jurisdiction thereof relating to the Demised Premises or their use, provided, however, that Tenant shall not be required to make structural alterations to the premises unless the same are due specifically to its use.

        6. TENANT IMPROVEMENTS. Landlord, at an expense entirely incorporated in Base Rent, and at no cost to Tenant, shall do that work set forth on the Work Letter, attached hereto as Exhibit B, in a good and workmanlike manner in full compliance with plans and specifications therefor. Upon completion of Landlord's work, Tenant shall cause the same to be inspected and any item of defective workmanship or material observed by Tenant shall be reported to landlord within thirty (30) days after the Commencement Date which defect shall be repaired within 30 days.

        Except for the work to be done by Landlord contained in the Work Letter, if any, Tenant accepts the Demised Premises in their present condition and acknowledges that no representations or warranties have been made by or on behalf of the Landlord with respect to said premises, their fitness or availability for any particular purpose or otherwise.

        If leased premises fail to be ready for occupancy at the time of the Commencement Date, this lease shall not become void or voidable unless such failure continues for six months, in which case Tenant may terminate this Lease upon five (5) days written notice to the Landlord.

        7. ASSIGNMENT AND SUBLETTING. Tenant shall have no right to assign this Lease, or sublet or license the whole or any part of the Demised Premises without the express written consent of the Landlord having been obtained in each instance, which consent shall not be unreasonably withheld. A transfer of any controlling share of the capital stock of a corporate tenant, alone, or on the aggregate shall be deemed to be an assignment of this Lease. In the event the Landlord consents to an assignment or sublet, the Tenant shall not be released from its obligations under this Lease and shall remain primarily liable hereunder. Consent by Landlord to any assignment or sublet does not relieve Tenant from obtaining Landlord's consent to any further assignment or sublet.

        8. REPAIRS. Except as provided in the next paragraph, during the term of this Lease, the Tenant shall keep and maintain the Demised Premises and the appurtenances thereto in good order and repair in all respects, reasonable wear and use, based upon good maintenance practices, damage by fire or other unavoidable casualty only excepted.

        It is understood and agreed that the Landlord is not responsible for making any repairs whatsoever to the Demised Premises, except that Landlord shall make necessary repairs to the roof, exterior walls and mechanical systems (but not glass, doors or windows), unless such repairs are required because of any act, neglect or default of Tenant, or anyone claiming by, through or under Tenant or for whom Tenant is responsible.

        Landlord furthermore shall make all necessary repairs to the Common Areas and shall maintain all landscaping in a reasonably neat and attractive manner, plow snow and generally keep the improved portion of the land upon which the Demised Premises are located in a reasonably neat condition, and provide lighting as and when required.

        9. UTILITIES. Included in the Base Rent are Base Utilities of $2.00 per annum per square foot. Base Utilities consist of separately metered electricity for lighting and wall outlets in the Demised Premises, Tenant's pro rata share of water and sewer charges, and Tenant's pro rata share of the electricity for Heating, Ventilation, and Air Conditioning, not separately metered for the Demised Premises.

        Tenant agrees to pay as additional rent its pro rata share of all increases over the Base Utilities. Tenant shall make equal monthly payments on account of Base Utilities charges based upon Landlord's good faith estimate of such amount and at the expiration of each calendar year during the term hereof Landlord shall advise Tenant of the actual Utilities costs. Upon determination of the actual costs, Tenant shall within ten (10) days after presentation of a bill therefor from Landlord pay its pro rata share of any excess required and conversely if Tenant shall have paid on account in monthly installments more than its share such excess shall be credited against rent payments then or thereafter accruing.

        In the event of an interruption of any or all such services, this lease shall not become void or voidable unless such failure continues for thirty (30) days, in which case Tenant may terminate this Lease upon five (5) days written notice to the Landlord. Landlord shall not be liable to Tenant for the interruption of any such services, unless the interruption is a result of Landlord's negligence.

        10. ALTERATIONS, ADDITIONS AND SIGNS. The Tenant shall have the right to make non-structural alterations, additions and improvements to the Demised Premises as it may deem necessary or desirable for its business, but shall have no right to make structural alterations, additions and improvements to the Demised Premises (with the exception of the satellite dish installation) without prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. Any such improvements shall remain upon and be surrendered with the Demised Premises upon the expiration or other termination of the Lease, unless Landlord elects otherwise. Should Landlord elect to relinquish Landlord's right to the improvements, Tenant shall remove such improvements and repair any damage caused by said removal.

        All such structural alterations, additions and improvements to the Demised Premises made by the Tenant and all signs erected by Tenant shall be made or erected only after plans and specifications therefor have been submitted to the Landlord and approved by the Landlord, and provided further that all such alterations, additions and improvements and all such signs shall be made in a good and workmanlike manner in all respects and in full compliance with all laws, rules, regulations and ordinances of any duly constituted governmental authority and in compliance with the recommendations of any Board of Fire Underwriters or any similar organization having jurisdiction of the premises.

        All such additions and improvements (with the exception of the improvements in Exhibit B) shall be at the sole cost and expense of the Tenant and no part thereof shall be borne by the Landlord.

        11. INDEMNIFICATION. The Tenant shall hold harmless and indemnify the Landlord of and from any and all claims for injury to person and damage to property by reason of any accident or happening on or about the Demised Premises. The Tenant shall carry public liability insurance in limits of at least $1,000,000 for injury or death to person and $100,000 for damage to property. Tenant shall furnish Landlord with certificates showing the existence of said insurance prior to possession by Tenant. Landlord shall be named as an insured on such insurance policies. Each policy must furthermore provide that insurance may not be canceled without 15 days written notice to Landlord.

        12. EXPIRATION OF TERM. Upon the expiration of the term hereof, or at any prior termination hereof as herein provided, the Tenant shall peaceably yield up the Demised Premises and all additions, improvements and alterations made thereto or thereupon broom clean, free of all rubbish, debris and personal property and in good order, condition and repair in all respects, reasonable wear and use, based upon good maintenance practices, and damage by fire and unavoidable casualty only excepted.

        The Tenant shall have the right at the expiration of the term hereof, if it shall not be in default hereunder, to remove its trade fixtures from the Demised Premises, provided that such removal may be accomplished without any damage to the Demised Premises and, provided further that Tenant shall pay rent at the Base Rent rate for the period of time extending from the expiration of the lease to the removal of said property, plus a penalty fee equal to the amount of five (5) days' rent at the Base Rent rate. Any such property which shall not be removed within thirty (30) days after the expiration of termination of this lease shall, at the express written election of Landlord, be deemed to have become Landlord's property.

        13. CARE OF PREMISES. Tenant shall keep the Demised Premises clean and regularly remove its waste and debris from the Demised Premises and not allow the same to accumulate thereon. Tenant agrees that it will not permit any caustic or corrosive or otherwise detrimental or hazardous fluids or materials to be disposed of into the drainage or sewer systems serving the building of which the Demised Premises are a part, nor shall Tenant store any hazardous materials or chemicals on site without having first obtained all necessary licenses, permits and approvals.

        14. TENANT'S RISK. The Landlord shall not be responsible for any damage to property in the Demised Premises, all of which shall be at the sole risk of Tenant, nor for injury to person, whether caused by water, steam, gas or electricity, or by any breakage, leakage or obstruction of oil pipes, conduits or plumbing, nor from any other source, nor for loss of property by theft or otherwise, unless caused by Landlord's negligence.

        15. LANDLORD'S ACCESS. A. Tenant agrees that Landlord may come upon the Demised Premises at reasonable hours upon reasonable notice, for the purpose of inspecting the same; making repairs, without any obligation to do so; and for any other purpose necessary or desired to enforce the Landlord's rights hereunder or to protect the Landlord's interest hereunder and during the last six (6) months of the term hereof to show the same to prospective purchasers and tenants.

        B. Landlord shall have the right during the last three (3) months of the term hereof to place the usual "For Rent" or "For Sale" signs upon the Demised Premises, provided, however, that it shall not have the right to place them in any display windows or upon any doors of the Demised Premises.

        C. Landlord may from time to time introduce, maintain, locate and relocate conduits, pipes, wires and other matters necessary or desirable in connection with the operation of the building and/or any other tenant therein, provided that Landlord shall not thereby unreasonably interfere with the use of the Demised Premises by Tenant.

        D. For each of the aforesaid purposes, Landlord shall provide Tenant with a twenty-four hours notice prior to entering premises at which time an escort may be required in designated areas. Landlord has the right to use any and all means which Landlord may deem proper to come upon the Demised Premises in an emergency.

        16. HOLDING OVER. In the event that the Tenant or anyone claiming by, through or under the Tenant shall remain on the Demised Premises after the termination of this Lease, or any renewals, extensions or modifications thereof, it shall be deemed to be a tenancy from month to month, subject to all the terms and conditions hereof as may be applicable, except that the rent shall be at one and one half times the rate herein stipulated.

        17. MECHANIC'S LIEN. Notice is hereby given that the Landlord shall not be liable for any labor or materials furnished to the Tenant upon credit and that no mechanic's lien or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of the Landlord in and to the Demised Premises. The Tenant further agrees to indemnify the Landlord against any and all costs, damages and expenses it may suffer on account of the same. Tenant shall cause the same to be removed or dissolved by bond.

        18. INSURANCE RATE. Tenant agrees that it will bring nothing upon the Demised Premises, nor use the Demised Premises in such a way as to cause to be void or voidable any policy of insurance affecting the Demised Premises, and further agrees that it will pay to the Landlord the increased cost of any of Landlord's insurance which may be due to the use of the Demised Premises other than for the purpose herein demised.

        19. FIRE, DAMAGE AND TAKING. If the Demised Premises or the building of which they are a part, shall be destroyed or damaged by fire or other casualty, or taken by eminent domain, Landlord shall have the right to terminate this Lease by notice to that effect to the Tenant within thirty (30) days after such damage, destruction or taking.

        If all or substantially all of the Demised Premises shall be destroyed or damaged by fire or other casualty such that in the Landlord's opinion the building cannot be restored within 90 days, Tenant shall have the right to terminate this lease by notice to that effect to the Landlord within 30 days of notice from Landlord of such damage or destruction.

        If this Lease be not so terminated, Landlord shall restore the said building and the Demised Premises as soon as reasonably possible, taking into account the time necessary to settle and obtain insurance proceeds, to the same condition as the Demised Premises, or what may remain thereof, were in immediately prior to such damage, destruction or taking.

        Landlord shall in no event be obligated to restore any improvements made to the premises by Tenant. Upon notification from Landlord to Tenant that Landlord has restored the Demised Premises to the condition aforesaid, Tenant shall promptly undertake to resume occupancy and use the Demised Premises if the same shall have been interrupted. Tenant shall make such restorations of its own improvements as Tenant may elect to do.

        Any and all awards made for any taking or any injury resulting in direct or consequential damages are the sole and exclusive property of Landlord and no part thereof shall be paid to Tenant. Tenant may, however, apply for and retain any award made especially for moving expenses or personal property.

        In the event of any such damage, destruction or taking there shall be an abatement of rent according to the nature and extent of the injury suffered until the premises shall have been restored.

        20. BANKRUPTCY OR INSOLVENCY. If the Tenant shall neglect or fail to perform or observe any of the covenants, conditions or obligations on the part of the Tenant herein contained or observed; or if any petition shall be filed by or against Tenant under any Bankruptcy or Insolvency Law, now or hereinafter enacted, State or Federal; or if the estate hereby created shall be attached or taken by legal process; or if the Tenant shall make an assignment for the benefit of its creditors by way of trust mortgage, judicial proceedings, or otherwise; or if a receiver, trustee or similar officer shall be appointed to take charge of any part of the Tenant's property; then and in any of such events notwithstanding any waiver or license of any former breach and without prejudice to any other remedy which the Landlord may have for arrears of rent or otherwise, Landlord may, without demand or notice, enter into and upon the Demised Premises, or any part thereof, in the name of the whole, and repossess the same as of its former estate, and expel the Tenant and those claiming by, through or under it, and remove its or their goods and effects, forcibly if necessary, and may store the same in the name and at the expense of the Tenant, and upon entry as aforesaid this Lease shall terminate. Such entry may be effected by written notice to Tenant to the same effect as actual entry for breach of condition. In the event of such termination, the Tenant covenants and agrees to indemnify and hold harmless the Landlord from and against any and all loss of rent, damages and other expenses, including reasonable attorneys' fees, brokerage, and costs of reletting incurred by the Landlord by reason of such termination, from time to time, upon demand of the Landlord. The Tenant further agrees that it will, upon demand, pay to the Landlord in the event of such termination a sum equal to the amount by which the rent and other charges herein reserved for the balance of the term hereinabove specified exceeds the fair market rental value of the premises for the balance of said term. Credit shall be given to the liability of Tenant to indemnify Landlord under this paragraph 20 for any payments made under the preceding sentence.

        Prior to termination of this Lease by Landlord by reason of Tenant's default, Landlord shall give Tenant ten (10) days written notice with respect to any payment of money and fifteen (15) days written notice in all other events, provided that if by reason of the nature of the default the same cannot be reasonably cured within said fifteen (15) day period, Tenant shall not be deemed in default, if Tenant shall commence the cure within said fifteen (15) day period and proceed diligently thereafter to completion.

        21. FIRE INSURANCE. The Landlord shall throughout the term of this Lease provide and maintain fire insurance in an amount of not less than the full replacement value of the building of which the Demised Premises are a part. Said policies shall contain a so-called rent insurance endorsement providing Landlord with not less than twelve (12) months rent in the event of damage, destruction or taking. Tenant shall pay its pro rata share of all insurance carried by Landlord with respect to the premises of which the Demised Premises are a part. This cost is included in the Base CAM cost.

        22. USE. The Demised Premises are to be used and occupied only for conduct therein of Tenant's business, which consists of corporate offices and related facilities, and for no other purpose or purposes whatsoever.

        23. RELEASE OF SUBROGATION. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage of supplementary contract casualty or casualties insured against by said party, even if such fire or other casualty shall have been caused by default or negligence of the other party, or anyone for whom such party shall be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agree that their policies shall include such a clause or endorsement so long as the same shall be obtainable without extra cost, and if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof of the amount of the extra cost and the other party, at its election, shall pay the same but shall not be obligated so to do.

        24. NOTICE CLAUSE. Any notices required to be given under the terms hereof shall be given by mailing said notice by certified mail, return receipt requested, postage paid, if to the Landlord, at the last address at which rent was paid, and if to the Tenant, "Attention: Gerard Tanksley, ViaSat, Inc., 2290 Cosmos Court, Carlsbad, California, 92009," or such other place as either may designate from time to time in writing. Concurrent with any and all such notices sent by the Landlord to the principal office of the Tenant, Landlord shall further send a copy, via first class mail, of such notices of the Tenant at the Demised Premises.

        25. WAIVER. One or more waivers of the breach of any covenant or condition by either party shall not be construed as a waiver of a further breach of the same covenant or condition.

        26. ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect.

        27. PARAGRAPH HEADINGS. The paragraph headings used herein are used only as a matter of convenience for reference and are not to be considered part of this Lease, or to be used in determining the intent of the parties of this Lease.

        28. STATUS OF LANDLORD. The Landlord shall be liable hereunder only so long as it shall be seized of the property hereby demised. No fiduciary or beneficiary or Partner, general or limited, of the Landlord named herein shall ever be personally or individually liable for the obligations of the Landlord. Tenant agrees to look solely to the real estate of which the Demised Premises are a part for satisfaction of any claim; provided that the Landlord named herein may be named as a defendant in order to obtain jurisdiction.

        29. NO BROKER. The Tenant warrants and represents that no broker or agent other than C.B. Commercial, Inc. and The Leggat Company Inc., was instrumental in connection with this lease transaction and covenants to hold the Landlord harmless and indemnified from and against any claim made by any broker other than C.B. Commercial, Inc. and The Leggat Company Inc., in connection herewith.

        30. SUBORDINATION. At the election of Landlord, which election may be changed from time to time, this Lease shall be subject and subordinate, or prior and superior to any mortgage now or hereafter placed upon the real estate of which the Demised Premises are a part; provided that with respect to each subsequent mortgage to which this Lease shall be made subject and subordinate, the mortgagee must agree that, in the event of foreclosure, Tenant shall not be disturbed in its possession except in accordance with the terms of this Lease. Tenant agrees at the request of such mortgagee or any purchaser at foreclosure sale, to attorn.

        31. SELF HELP. If Tenant shall fail to perform of observe any of its obligations under this Lease, fifteen (15) days after written notice of the requirement therefor by Landlord, Landlord may, at its election, without any obligation to do so perform such obligation for the account of the Tenant, and Tenant shall forthwith upon demand reimburse Landlord for the cost of such performance, together with interest at the rate of 12% per annum until paid. In the event of emergency, Landlord may undertake such action without written notice but after using reasonable efforts to notify Tenant by telephone or otherwise.

        32. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon the execution of this Lease, the sum of Two Thousand, Five Hundred and Twenty and 00/100 ($2,520.00) Dollars as security deposit hereunder. Landlord shall not be obligated to pay interest on said sum or to segregate the same, nor shall Landlord be obligated to use said sum, or any part thereof, to cure any default of Tenant. At the expiration or prior termination of this Lease upon Tenant vacating the Demised Premises in the condition required under this Lease, and fully performing its obligations herein, Landlord shall, within thirty (30) days thereafter, return said security deposit, or such part thereof as may remain, to Tenant. In the event that during the term of this Lease Landlord shall use all or any part of said security deposit to cure any default on the part of Tenant, Tenant shall forthwith, upon demand, replenish said security deposit so that the same is always kept at the required amount.

        33. SATELLITE DISH. Tenant shall have the right to install a five meter satellite dish on the loading dock roof. Prior to installation, Tenant shall review with the Landlord or its agent the proposed satellite dish installation. Tenant will provide to the Landlord the following information:

             - Weight and size of satellite dish;
             - Diagram of proposed location on loading dock roof;
             - Description of proposed manner of installation;

        Tenant shall be entitled to install such satellite dish, contingent upon the following terms:

             - Tenant will assume all costs associated with the installation;
             - Tenant will obtain all necessary permits from the Town of Acton;
             - Tenant will secure adequate liability insurance;
             - Tenant will enter into agreements as necessary with Landlord or
               Landlord's roofer to protect Landlord's roof warranty.
             - Landlord shall not withhold access to the satellite dish unreasonably.

        At the expiration of the Lease, Tenant shall have the right to remove said satellite dish and shall return the roof of the loading dock as close to its original condition as reasonably possible.

        34. AUDIT RIGHTS. Landlord shall at all times keep proper books of record and account in accordance with generally accepted accounting principles and practices, applied on a consistent basis, in which full, true and accurate entries shall be made of all Operating Costs for each base year. Landlord shall permit Tenant and Tenant's agent, at Tenant's expense, by appointment and during normal business hours, to review Landlord's records, books and accounts of the Building and any audited statements thereof relating to the Operating costs for such base year for the purpose of verifying Operating Costs and any accounting which Landlord is required to provide hereunder. Any such audit by Tenant shall occur no more frequently than one time per year, shall be limited to a review of the then pertinent base year, and shall be requested within thirty (30) days of the Tenant's receipt of an invoice requesting payment of Tenant's pro rata share of Operating Costs.

        Audit rights raised after such thirty (30) day period shall be deemed waived. Books of record shall be retained by Landlord for one year after Landlord delivers the accounting for the applicable base year. If the result of such audit demonstrates that the Tenant has been unfairly charged in accordance with generally accepted accounting principles, then Landlord shall make the appropriate credit adjustment.

        35. HAZARDOUS MATERIALS. Neither Landlord nor Tenant shall at any time use, generate, store or dispose of on, under or about the Demised Premises, the Building or parking areas or transport to of from the same any hazardous wastes, toxic substances or related material ("Hazardous Materials") or permit or allow any third party to do so, without compliance with all Regulations. Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. Section 1802; the Resource Conservation Recovery Act, 42 U.S.C.A.
Section 6901, et. seq.; or those substances defined as "hazardous wastes" in applicable codes in the Commonwealth of Massachusetts and in the regulations adopted and publications promulgated to such codes.

        36. OPTION TO EXTEND. Tenant at its option may extend the term of this Lease for an additional two year period upon the same terms and conditions as herein contained except as hereinafter provided by serving notice thereof upon the Landlord at least 180 days before the expiration of the term and upon the notice of said service, this Lease shall be extended upon all its terms and conditions for the extended term without the necessity of the execution of any further instrument or documents; provided however, that if at either the date of expiration of the original term of this Lease, or the date upon which Tenant exercises such option of renewal, Tenant is in default beyond any grace period herein provided in the performance of any of the terms or provisions of this Lease, the extension of the term shall become null and void at the election of the Landlord. Said extended term shall be upon the same terms, provisions and conditions herein contained, except that there shall be no further right of extension, and the annual rent during the extended term shall be at the then fair market rental to be agreed on by the parties.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 22nd day of March 1995.

                                        NAGOG DEVELOPMENT COMPANY



                                        BY:
                                            --------------------------------
                                            Kirk Ware
                                            Managing General Partner



                                        VIASAT, INC.




                                        BY: /s/ Gregory Monahan
                                            --------------------------------
                                            Gregory Monahan
                                            Chief Financial Officer

                                            Hereunto Duly Authorized

                                   EXHIBIT B
                                  VIASAT, INC.
                       TENANT IMPROVEMENT SPECIFICATIONS


Landlord shall provide, at its expense, the walls, doors, floor coverings and entrance system all as shown on the attached Exhibit C, according to the specifications listed below. Landlord will work with Tenant's representations to relocate the glass system in the existing conference room wall to the proposed conference room wall.

        Floor Covering:
        VCT shall be provided in lab area, 26 oz. commercial grade carpet all other areas; 4" high vinyl wall base shall be provided.

        Ceiling:
        Acoustical ceilings will be provided throughout the premises. Ceilings will be lay-in units of 24" x 48" x 5/8" mineral/acoustical tile, set in a standard, exposed "T-bar" mechanical suspension system (color: white). Ceiling height shall be 9'-0" throughout.

        Doors and Hardware:
        Standard interior doors shall be 1-3/4" thick birch veneer, solid core flush wood doors, 3'-0" x 7'-0" nominal size, set in 19-gauge factory primed interior hollow metal door frames.

        Standard interior door hardware package shall consist of standard duty, latchset, 1 1/2 pair butts and doorstop.

        Interior Public Lobby doors to be red oak with clear finish.

        Painting:
        All public wall surfaces within the Premises will receive two coats of paint.

        Building Standard interior doors will receive two coats of clear polyurethane finish or paint; door frames to receive two coats of alkyd semi-gloss enamel paint.

        Electrical:
        Standard lighting fixtures shall be 2' x 4' recessed fluorescent fixtures (277 volt) compatible with and mounted in the building standard ceiling system with three fluorescent tubes. Fixtures shall be completely installed and circuited with an average load of 2,900 watts per circuit. Tenant shall be allowed one standard lighting fixture per 80 square feet of premises.

        Duplex receptacles will be 120 volt, 20-amp grounding type, completely installed and circuited with a total of 6 duplex receptacles per circuit.

Exhibit B continued


        Telephone:
        Scheduling and installation of all telephone and computer wiring and equipment shall be the responsibility of Tenant's subcontractor.

                                   EXHIBIT C



                                    (CHART)